                        Iron Head Mining Corporation

NUMBER                                                         SHARES

[    ]     INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA  [     ]

       75,000,000 SHARES COMMON STOCK AUTHORIZED, $.001 PAR VALUE

This

certifies

that        /S/ SPECIMEN

         CUSIP 462832106

           SEE REVERSE FOR

              CERTAIN DEFINITIONS

Is the owner of

       FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

                       Iron Head Mining Corporation

  transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.  This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended.  This certificate is not valid unless countersigned by the

                         Transfer Agent.

  WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

DATED                  /S/ SPECIMEN

/s/ Ken Waters         IRON HEAD MINING CORP      /s/ K. Waters

PRESIDENT                 CORPORATE SEAL            SECRETARY

                              NEVADA